UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2008

(Date of earliest event reported) May 29, 2008

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2008, Multimedia Games, Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”) with certain of the Company’s officers and directors, including Randy Cieslewicz, Vice President and Chief Financial Officer, Gary Loebig, Executive Vice President of Sales and Interim Chief Executive Officer, Michael J. Maples, Sr., Director and Chairman of the Company’s Board of Directors, Robert D. Repass, Director, John M. Winkelman, Director, Neil E. Jenkins, Director, and Emanuel R. Pearlman, Director, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

This Indemnification Agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the Texas Business Corporation Act. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The Indemnification Agreement covers expenses (including attorneys’ fees and interest), judgments, fines, penalties and amounts paid in settlement incurred as a result of the fact that the officer or director, in his capacity as an officer or director of the Company, is made, threatened or reasonably expected to be made a party to any action, arbitration, mediation, suit or proceeding. The Indemnification Agreement obligates the Company to promptly advance, within ten business days of such request, all expenses incurred in connection with any indemnification claim. The officer or director is, in turn, obligated to reimburse the Company for all amounts so advanced if it is later determined that the officer or director is not entitled to indemnification. The indemnification provided under the Indemnification Agreement is not exclusive of any other indemnity rights; however, double payment to the officer or director is prohibited. The officer or director is entitled to contribution by the Company if indemnification pursuant to the Indemnification Agreement is unavailable to such officer or director.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008, the Company entered into an Employment Agreement with Gary Loebig, age 59 (the “Loebig Employment Agreement”), pursuant to which Mr. Loebig will serve as the Interim Chief Executive Officer of the Company in addition to his current position as Executive Vice President of Sales which he has held since December 2001. Mr. Loebig will continue to serve as Interim Chief Executive Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal. Pursuant to the Loebig Employment Agreement, Mr. Loebig will receive, in addition to his base salary, a cash bonus of $25,000 per month to compensate Mr. Loebig for his additional duties as Interim Chief Executive Officer; Mr. Loebig may be eligible to receive additional compensation, including an additional cash payment of $100,000, should Mr. Loebig continue to serve as Interim Chief Executive Officer on or after July 29, 2008. The Loebig Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

Item 8.01	Other Events.

On May 29, 2008, certain of the Company’s subsidiaries entered into a Confirmation for Cap Transaction (the “Comerica Confirmation”) pursuant to an ISDA Master Agreement and the Schedule thereto, dated as of May 15, 2008, with Comerica Bank (together, the “Comerica Master Agreement”). The Comerica Master Agreement and Comerica Confirmation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

10.2	Loebig Employment Agreement

99.1	ISDA Master Agreement, dated as of May 15, 2008, between Comerica Bank and certain of the Company’s subsidiaries, and the Schedule thereto

99.2	Confirmation for Cap Transaction, dated as of May 29, 2008, Comerica Bank and certain of the Company’s subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: June 4, 2008	By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement

10.2	Loebig Employment Agreement

99.1	ISDA Master Agreement, dated as of May 15, 2008, between Comerica Bank and certain of the Company’s subsidiaries, and the Schedule thereto

99.2	Confirmation for Cap Transaction, dated as of May 29, 2008, Comerica Bank and certain of the Company’s subsidiaries